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                                                                    EXHIBIT 23.4

                      [PRICEWATERHOUSECOOPERS LETTERHEAD]

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the inclusion in this registration statement of Global
Telesystems Group, Inc. on Form S-4 (File No.          ) of our report dated
December 21, 1998, on our audit of the consolidated financial statements of Esprit Telecom plc (the 'Company'), as of September 30, 1998, and for the year ended September 30, 1998. We also consent to the references to our firm under the captions 'Experts' and 'Selected Historical Consolidated Financial Data'.

                                          /s/ PRICEWATERHOUSECOOPERS

                                          PricewaterhouseCoopers
London, England
December 22, 1998